                                                                   EXHIBIT 10.08


                              QUOKKA SPORTS, INC.

                             KEY EMPLOYEE AGREEMENT
                                      for
                                ALVARO SARALEGUI


     This Employment Agreement ("Agreement") is entered into as of the 15th day of March 1999, by and between Alvaro Saralegui, an individual ("Executive"), and Quokka Sports, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1.  EMPLOYMENT BY THE COMPANY.

          1.1  The effective date of this Agreement shall be March 15th, 1999.

          1.2 Subject to terms set forth herein, the Company agrees to employ Executive in the position of Chief Operating Officer with responsibility for the Business, Consumer, Media/Distribution and Programming Lines of Business and Executive hereby accepts such employment effective as of April 5th, 1999 (the "Employment Date"). During the term of his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

          1.3 Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board"). Executive shall report only to the Company's President and Chief Executive Officer. Executive's primary office location shall be the Company's San Francisco, California headquarters. It is understood that Executive's first three (3) months of employment will be a period of transition of three months during which Executive will be resident in New York. During this time, Executive will spend no fewer than four (4) days per week in the San Francisco office. Executive's duties shall require him to travel and to work at temporary off-site work locations.

          1.4 The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions,



                                       1.

except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

     2.   COMPENSATION.

          2.1 SALARY. Executive shall receive for services to be rendered hereunder an annualized base salary of $275,000, paid on a semi-monthly basis in accordance with the Company's payroll policies and procedures.

                    (a) SALARY REVIEW PROCESS. Executive will be eligible for a salary increase review pursuant to the Company's general salary review process, which currently provides for salary reviews every twelve (12) months.

          2.2 INCENTIVE STOCK OPTION GRANT. On or about the Employment Date, the President and Chief Executive Officer of the Company will recommend that the Board grant Executive a stock option (qualified to the extent permissible by IRS rules and regulations) for the purchase of 1,000,000 shares of Company Common Stock (the "Option Grant"), at an exercise price equal to the fair market value of the underlying Company Common Stock on the date of the grant, as determined by the Board, pursuant to the Company's 1997 Stock Option Plan (the "Plan"). The President and Chief Executive Officer also will recommend that the option contain a five-year vesting period commencing on the Employment Date as follows: 280,000 of the option shares (i.e., 100,000 shares plus 20% of the remaining 900,000 shares) to vest at the end of Executive's first year of continuous employment with the Company, with the remaining option shares to vest in equal portions on a monthly basis during the second through fifth years following the Employment Date. The option, if approved by the Board, will be subject to the terms and conditions of the Plan, any amendments thereto, and the Company's corresponding grant to Executive. For the purpose of this Agreement, failure of the Board to approve the Option Grant on or before April 30, 1999 shall be considered termination of Executive without cause at the sole discretion of Executive. Executive shall provide the Company written notice of whether he has chosen to consider such failure to be termination without cause within ten (10) business days after April 30, 1999. In the event Executive fails to provide such notice to Company prior to the end of such ten (10) business day period, Executive will be deemed not to have considered such failure termination without cause.

          2.3 VACATION TIME. Executive will be eligible to participate in the Company's generally applicable vacation time policy. He will earn vacation pay under the terms and conditions of the Company's general vacation time policy on the following schedule: two weeks of paid vacation time during each of the first and second years of his continuous employment with the Company; three weeks of paid vacation time during each of the third and fourth years of his continuous employment with the Company; and four weeks of paid vacation time during his fifth and any subsequent years of continuous employment with the Company.

          2.4 COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally. The Company reserves the right to modify the compensation and benefits of its employees and of Executive from time to time, as it

                                       2.

deems necessary. In addition, Executive shall be entitled to "travel and entertainment" policies and benefits at least as favorable as those received by the Company's President.

     3.   PROPRIETARY INFORMATION OBLIGATIONS.

          3.1 AGREEMENT. Executive agrees to execute and abide by the Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit A.

          3.2 REMEDIES. Executive's duties under the Employee Proprietary Information and Inventions Agreement shall survive termination of his employment with the Company. Executive acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of the Employee Proprietary Information and Inventions Agreement would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

     4.   OUTSIDE ACTIVITIES.

          4.1 Except with the prior written consent of the Company's Board, Executive will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

          4.2 Except as permitted by Section 4.3, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

          4.3 During the term of his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in (if such plans are in writing and Executive is aware of such plans)) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 5% of the voting stock of such corporation.

     5.   TERMINATION OF EMPLOYMENT.

          5.1  TERMINATION WITHOUT CAUSE.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time without cause or advance notice. Any material breach of this Agreement which Company has not cured within thirty
(30) days after



                                       3.

written notice of such breach by Executive shall be considered termination of Executive without cause for the purposes of this Agreement.

               (b) In the event Executive's employment is terminated without cause, the Company shall provide the following to Executive, as the only severance compensation and benefits: (1) an amount equal to twelve months of his base salary, subject to standard payroll deductions and withholdings; and
(2)(i) if the termination without cause occurs within one (1) year of the Employment Date, and Executive shall receive accelerated vesting of 280,000 of Executive's unvested stock option shares from the Option Grant, if any, which shall then become exercisable; or (ii) if the termination without cause occurs after the first anniversary of the Employment Date, 180,000 of the Executive's unvested stock option shares from the Option Grant, if any, shall then become exercisable.

          5.2  TERMINATION FOR CAUSE.

               (a) The Company shall have the right to terminate Executive's employment with the Company at any time for cause.

               (b) "Cause" for termination shall mean only: (a) indictment or conviction of any felony or of any crime involving dishonesty; (b) participation in any fraud against the Company; (c) breach by Executive of Executive's duties to the Company, including persistent unsatisfactory performance of his job duties which persistent failure Executive has failed to cure within thirty (30) days after receiving written notice from the Company; (d) intentional damage to any material property of the Company; or (e) conduct by Executive which in the good faith and reasonable determination of the Board demonstrates gross unfitness to serve.

               (c) In the event Executive's employment is terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation or benefit.

          5.3  VOLUNTARY OR MUTUAL TERMINATION.

               (a) Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive.

               (b) In the event Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation or benefit.

          5.4 CHANGE OF CONTROL. In the event of (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity; (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company's common shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person or entity of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (in any of the foregoing events, a "Change of Control");



                                       4.

               (a) Executive agrees to continue his duties as an employee of the Company for a period of no less than one (1) year from the closing date of the Change of Control (the "Change of Control Anniversary Date") and shall continue on the normal vesting schedule set forth in the grant; and

               (b) Executive shall receive accelerated vesting of 180,000 of Executive's unvested stock option shares from the Option Grant, if any, on the Change of Control Anniversary Date, which shall then become exercisable; provided, however, that if Executive is terminated without Cause (which for the purposes of this Section 5.4(b) shall include, without limitation, constructive termination as a result of material diminution of responsibility within the Company or other surviving entity) after the closing date of the Change of Control but prior to the Change of Control Anniversary Date, Executive shall receive, in addition to any severance compensation and benefits to which Executive may be entitled pursuant to Section 5.1(b) above, accelerated vesting of 180,000 of Executive's unvested stock option shares from the Option Grant, if any, as set forth above in this Section 5.4(b) on the effective date of such termination without Cause. Executive may waive receipt in his sole discretion of any portion of his unvested option shares, the accelerated vesting of which has been triggered by a Change of Control.

     6.   NONINTERFERENCE.

          While employed by the Company, and for two (2) years immediately following the date of termination of his employment, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, or otherwise causing any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any other entity.

     7.   GENERAL PROVISIONS.

          7.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

          7.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and consistent with the general intent of the parties insofar as possible, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

          7.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          7.4 COMPLETE AGREEMENT. This Agreement and its Exhibit constitute the entire agreement between Executive and the Company and it is the complete, final, and

                                       5.

exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by Executive and an officer of the Company, and approved by the Board.

          7.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

          7.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

          7.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

          7.8 ATTORNEY FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

          7.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                           QUOKKA SPORTS, INC.


                                           By: /s/ ALAN RAMADAN
                                               ---------------------------------
                                               Alan Ramadan
                                               President and
                                               Chief Executive Officer

                                           Date:  25 Mar 99
                                                  ------------------------------

Accepted and agreed this
25th day of March, 1999.

/s/ ALVARO SARALEGUI
-------------------------------------
Alvaro Saralegui

                                       6.

                                                                       EXHIBIT A

                              QUOKKA SPORTS, INC.

                            PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

      In consideration of my employment and continued employment by Quokka Productions, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

      1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

      The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

      2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

      3.    ASSIGNMENT OF INVENTIONS.

            3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or



                                       1.

conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under
Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

          (a) Any provision in any employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (2) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

     3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section
101).

     4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to



                                       2.

Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed on connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such


                                       3.

Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

     7. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

     8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company and unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together will all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

     11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

                                       4.

     12. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

     13. GENERAL PROVISIONS.

          13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California.

          13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

          13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

          13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company; nor shall this Agreement interfere in any way with my right, or the Company's right, to terminate my employment at any time, with or without cause, which rights are hereby acknowledged and affirmed.

          13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely:_______________, 19__.


                                       5.

     I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated:_________________________         _____________________________________
                                        Signature


                                        _____________________________________
                                        (Printed Name)



Accepted and Agreed To:

QUOKKA SPORTS, INC.


By:____________________________        ______________________________________
                                       (Address)

Title:_________________________        ______________________________________







                                       6.

                                   EXHIBIT A

TO:       Quokka Sports, Inc.
FROM:
          ---------------------------

DATE:     ---------------------------
SUBJECT:   Previous Inventions and Improvements

          1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Quokka Sports, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         [ ]  No inventions or improvements.

         [ ]  See below:


          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

         [ ] Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

         [ ]  Additional sheets attached.

          2. I propose to bring to my employment the following devices, material and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

         [ ]  No Material.

         [ ]  See below:


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         [ ]  Additional sheets attached.